UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2020

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Diversified Healthcare Trust and its subsidiaries, unless otherwise noted.

Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2020, we amended the agreements governing our $1.0 billion unsecured revolving credit facility and our $200.0 million unsecured term loan, or together, our credit and term loan agreements, each with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders. Among other things, the amendments modify certain of the financial covenants included in our credit and term loan agreements, including covenants that require us to maintain certain financial ratios and their related definitions, through June 30, 2021, or the Amendment Period. During the Amendment Period, subject to certain conditions, we will continue to have access to undrawn amounts under our revolving credit facility.

Pursuant to the amendments, during the Amendment Period: (1) we are required to maintain $200.0 million of unrestricted cash or undrawn availability under our revolving credit facility; (2) our ability to pay distributions on our common shares is limited to our payment of a cash distribution of $0.01 per common shar per quarter and amounts required to maintain our qualification for taxation as a real estate investment trust, or REIT, and to avoid the payment of certain income or excise taxes; (3) we are subject to certain additional covenants, including additional restrictions on our ability to incur additional debt, with exceptions for borrowings under our revolving credit facility and certain secured and unsecured debt, as well as on our ability to acquire real property or make other investments, with exceptions for certain capital expenditures and other costs, among others; and (4) we are required to apply any net cash proceeds from asset dispositions, capital market transactions, debt financings or COVID-19 government stimulus programs to repay amounts outstanding under our revolving credit facility, if any. The amendments also amend our credit and term loan agreements to provide that our compliance with the financial covenants included in our revolving credit facility and term loan agreements will be determined on a rolling four fiscal quarter basis, commencing with the fiscal quarter ending June 30, 2020.

The amendments further provide that, during the Amendment Period, the interest rate payable on borrowings under our revolving credit facility is increased from a rate of LIBOR plus a premium of 155 basis points per annum to a rate of LIBOR plus a premium of 205 basis points per annum, with the facility fee remaining unchanged at 30 basis points per annum on the total amount of lending commitments under the facility, and that the interest rate payable on the amount outstanding under our term loan is increased from a rate of LIBOR plus a premium of 175 basis points per annum to a rate of LIBOR plus a premium of 225 basis points per annum. The interest rate premiums and the facility fee continue to be subject to adjustment based upon changes to our credit ratings.

The $1.0 billion amount of our revolving credit facility and the $200.0 million amount of our term loan remained unchanged by the amendments; however, during the Amendment Period we may not utilize the feature included in our credit agreement pursuant to which the maximum borrowings under our revolving credit facility may be increased to up to $2.0 billion in certain circumstances. Subject to certain conditions, we have the ability to terminate the Amendment Period prior to its stated expiration.

Wells Fargo Bank, National Association and the other lenders party to our credit and term loan agreements, as well as their affiliates, have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these engagements.

The foregoing descriptions of the amendments to our credit and term loan agreements are not complete and are subject to and qualified in their entirety by reference to the copies of the first amendment to our credit agreement and first amendment to our term loan agreement attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	Continued availability of borrowings under our revolving credit facility is subject to our satisfying certain financial covenants and other credit facility conditions, which we may be unable to satisfy, despite the amendments,

•	Actual costs under our revolving credit facility will be higher than LIBOR plus a premium because of fees and expenses associated with the facility, and

•	Maximum borrowings under our revolving credit facility may be increased to up to $2.0 billion on a combined basis; however, increasing the maximum borrowings is subject to conditions and may not be utilized during the Amendment Period.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly report on Form 10-Q for the quarter ended March 31, 2020, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2020, among the Company, Wells Fargo Bank, National Association, as Administrative Agent and each of the other institutions party thereto. (Filed herewith.)

10.2	First Amendment to Amended and Restated $200.0 Million Term Loan Agreement, dated as of June 30, 2020, among the Company, Wells Fargo Bank, National Association, as Administrative Agent and each of the other institutions party thereto. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  July 2, 2020

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